As filed with the Securities and Exchange Commission on August 20, 2004       Registration No. 333-68041

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIEBEL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	94-3187233 (I.R.S. Employer Identification Number)

2207 Bridgepointe Parkway
San Mateo, California 94404
(650) 477-5000
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

J. Michael Lawrie
Chief Executive Officer
Siebel Systems, Inc.
2207 Bridgepointe Parkway
San Mateo, California 94404
(650) 477-5000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Eric C. Jensen, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
(650) 843-5000

TERMINATION OF OFFERING AND REMOVAL
OF SECURITIES FROM REGISTRATION

Pursuant to an undertaking made in Item 17 of the Registration Statement as filed with the Commission on November 27, 1998 (Registration No. 333-68041), the Registrant hereby removes from registration all of the shares of Common Stock registered under the Registration Statement that were not sold under the Registration Statement. Pursuant to the terms of the Registration Statement, the Registrant's obligations to keep the Registration Statement effective have expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on August 19, 2004.

SIEBEL SYSTEMS, INC.

By:	/s/ Kenneth A. Goldman

Kenneth A. Goldman
Senior Vice President, Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas M. Siebel, J. Michael Lawrie and Kenneth A. Goldman his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney- in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas M. Siebel Thomas M. Siebel	Director and Chairman	August 19, 2004
/s/ J. Michael Lawrie J. Michael Lawrie	Director and Chief Executive Officer	August 19, 2004
/s/ Kenneth A. Goldman Kenneth A. Goldman	Senior Vice President, Finance and Administration and Chief Financial Officer	August 19, 2004
/s/ Patricia A. House Patricia A. House	Director, Vice Chairman, Co-Founder and Vice President, Strategic Planning	August 19, 2004
/s/ James C. Gaither James C. Gaither	Director	August 19, 2004
/s/C. Scott Hartz C. Scott Hartz	Director	August 19, 2004
__________________ Marc F. Racicot	Director	August __, 2004
__________________ Eric E. Schmidt, Ph.D.	Director	August __, 2004
/s/ Charles R. Schwab Charles R. Schwab	Director	August 19, 2004
/s/ George T. Shaheen George T. Shaheen	Director	August 19, 2004
/s/ John W. White John W. White	Director	August 19, 2004